UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2018, we appointed Diana Purcel to serve as our new Chief Financial Officer, effective as of April 16, 2018. Most recently, Ms. Purcel was the Chief Financial Officer of Cooper’s Hawk Winery & Restaurants, a privately-held/private equity-sponsored restaurant concept based in Chicago, Illinois, from September 2014 to June 2017. Prior to joining Cooper’s Hawk, Ms. Purcel served as the Chief Financial Officer of Famous Dave’s of America, Inc., a publicly-held restaurant company and franchisor based in Minnetonka, Minnesota, from November 2003 to July 2014. Prior to that, she was the Chief Financial Officer of Paper Warehouse, Inc., a publicly held party-goods retailer and franchisor, from 1998 to 2003.

In connection with her employment, Ms. Purcel: (i) will receive an annual base salary of $350,000, (ii) will be eligible for annual cash discretionary bonuses targeted at 60% of her annual salary with a maximum annual cash discretionary bonus equal to 120% of her annual salary, (iii) will receive sign-on equity incentive awards consisting of options to purchase 50,000 shares of common stock and 50,000 restricted stock units, all of which vest over a three-year period beginning on April 16, 2018, and (iv) will be eligible to receive equity incentive awards in 2019 with a grant date fair market value equal to 85% of her base salary consisting of stock options and performance stock units. This is a summary of Ms. Purcel’s offer letter, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

On April 11, 2018, we entered into a Transition and Separation Agreement with Timothy A. Peterman, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, whereby his position as Chief Financial Officer will terminate effective April 16, 2018 and he will serve as a non-officer employee until June 1, 2018. Pursuant to our Executives’ Severance Benefit Plan, Mr. Peterman will receive severance in the amount of 1.25 times his annualized base salary paid in a lump sum within 30 days of his separation from service from our company. We will also continue to pay the company portion of his health, dental and life insurance benefits for 15 months. This is a summary of the Executives’ Severance Benefit Plan and Transition and Separation Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release announcing Ms. Purcel’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Executives’ Severance Benefit Plan, dated July 25, 2016 (incorporate by reference to the Registrant's Current Report on Form 8-K, filed on July 27, 2016, File No. 001-37495)

10.2	Transition and Separation Agreement, dated April 11, 2018, by and between the Registrant and Timothy J. Peterman

10.3	Employment Offer Letter, dated April 11, 2018, by and between the Registrant and Diana Purcel

99.1	Press Release, dated April 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 11, 2018	EVINE Live Inc.

	By:	/s/ Andrea M. Fike
Andrea M. Fike General Counsel

EXHIBIT INDEX

No.	Description

10.1	Executives’ Severance Benefit Plan, dated July 25, 2016 (incorporate by reference to the Registrant's Current Report on Form 8-K, filed on July 27, 2016, File No. 001-37495)

10.2	Transition and Separation Agreement, dated April 11, 2018, by and between the Registrant and Timothy J. Peterman

10.3	Employment Offer Letter, dated April 11, 2018, by and between the Registrant and Diana Purcel

99.1	Press Release, dated April 11, 2018